Exhibit 99.1
The Trade Desk Reports First Quarter 2024 Financial Results
LOS ANGELES--(BUSINESS WIRE)--May 8, 2024--The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2024.

“Q1 was a strong quarter for The Trade Desk as we delivered revenue of $491 million, accelerating growth to 28% year-over-year. Our outstanding performance to start the year underlines the value advertisers are placing on premium inventory on the open internet,” said Jeff Green, Co-founder and CEO of The Trade Desk. “With the continued strong growth of CTV, the growing ubiquity of UID2, new approaches to authentication, greater deployment of first-party data and retail data, and with significant AI advances in our Kokai platform, we are better positioned than ever to deliver premium value to advertisers and continue to gain market share.”
First Quarter 2024 Financial Highlights:
The following table summarizes our consolidated financial results for the three months ended March 31, 2024 and 2023 ($ in millions, except per share amounts):

	Three Months Ended March 31,
	2024	2023
GAAP Results
Revenue	$491	$383
Increase in revenue year over year	28%	21%
Net income	$32	$9
GAAP diluted earnings per share	$0.06	$0.02

Non-GAAP Results
Adjusted EBITDA	$162	$109
Adjusted EBITDA margin	33%	28%
Non-GAAP net income	$131	$114
Non-GAAP diluted earnings per share	$0.26	$0.23
First Quarter and Recent Business Highlights:
•Strong Customer Retention: Customer retention remained over 95% during the first quarter, as it has for the past ten consecutive years.

•Connected TV (CTV): The Trade Desk offers the largest CTV inventory marketplace in the industry, giving advertisers unmatched access to premium content across major networks and ad-supported streaming services around the world. Because we do not compete in content or supply, we have built lasting relationships with premium publishers to help brands confidently engage their audiences and drive measurable results. Recent CTV updates include:
◦Disney announced expanded partnership with The Trade Desk with Disney Advertising’s Real-Time Ad Exchange (DRAX) Direct via a direct integration with OpenPath to meet advertiser demand at scale.
◦NBCUniversal announced that, for the first time, the 2024 Paris Olympic Games inventory on Peacock will be available to buy programmatically via The Trade Desk.
◦Roku announced its plans to empower advertisers using The Trade Desk with the ability to leverage Roku Media and audience and behavioral data, so brands can better understand and optimize their campaigns.

•Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
◦Times Internet, India’s most prominent digital media conglomerate home to brands such as Times of India, Economic time, and GadgetsNow, has become the first digital partner in India to adopt UID2.
◦In January, DISH Media announced adoption of UID2 across its suite of traditional TV and OTT services including DISH TV and Sling TV.
◦Data provider Lotame announced its adoption of UID2 to help enable cross-channel data interoperability, offering audience activation across desktop, mobile, and CTV.
◦TF1 and M6, two of the largest broadcasters in France, announced their adoption of EUID to help their advertisers run effective campaigns with improved targeting capabilities.

•OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps to maximize value for everyone involved. OpenPath is live with dozens of publishers representing over 11,000 destinations across connected TV, mobile, display and audio.
◦The Trade Desk is expanding its OpenPath technology in CTV with Vizio and Cox Media Group, among other publishers, trading their CTV inventory on the platform.

•OpenPass: OpenPass is an independent single sign-on (SSO) solution for the open internet that empowers consumers and publishers. OpenPass gives publishers control of the authentication of their regular visitors, so they can help advertisers score the relevance of their ad impressions.

•Industry Recognition (2024):
◦Institutional Investor Awards - Most Honored Company, Best CEO, Best Company Board, Best IR Program, Best IR Professional, Best IR Team, Best Analyst Day
◦Business Insider Rising Stars of Adtech
◦AdExchanger Top Women in Media & Ad Tech
◦MM+M 40 under 40

•Share Repurchases: We repurchased $125 million of our Class A common stock in the first quarter of 2024. As of March 31, 2024, we had $575 million available and authorized for repurchases.

Financial Guidance:
Second Quarter 2024 outlook summary:
•Revenue at least $575 million
•Adjusted EBITDA of approximately $223 million
We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.
Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest income, net; provision for (benefit from) income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.
First Quarter 2024 Financial Results Webcast and Conference Call Details
•When: May 8, 2024 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
•Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “800587” after dialing in.
•Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 50391). Outside the United States, please dial 1-919-882-2331 (replay code: 50391). The audio replay will be available via telephone until May 15, 2024.
The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/) and Jeff Green’s LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.
About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s financial targets, such as revenue and Adjusted EBITDA, and the amount, timing and sources of funding for the Company’s share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$491,253	$382,803
Operating expenses (1):
Platform operations	103,630	84,867
Sales and marketing	121,725	97,222
Technology and development	107,686	93,710
General and administrative	129,555	130,312
Total operating expenses	462,596	406,111
Income (loss) from operations	28,657	(23,308)
Total other income, net	(17,376)	(13,700)
Income (loss) before income taxes	46,033	(9,608)
Provision for (benefit from) income taxes	14,373	(18,934)
Net income	$31,660	$9,326
Earnings per share:
Basic	$0.06	$0.02
Diluted	$0.06	$0.02
Weighted-average shares outstanding:
Basic	488,551	489,712
Diluted	498,192	499,795
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Platform operations	$5,555	$3,946
Sales and marketing	20,292	14,123
Technology and development	27,974	20,867
General and administrative (1)	56,799	74,534
Total	$110,620	$113,470
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $36 million and $60 million for the three months ended March 31, 2024 and 2023, respectively.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of March 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$918,200	$895,129
Short-term investments, net	501,360	485,159
Accounts receivable, net	2,619,280	2,870,313
Prepaid expenses and other current assets	57,579	63,353
Total current assets	4,096,419	4,313,954
Property and equipment, net	150,551	161,422
Operating lease assets	201,859	197,732
Deferred income taxes	154,849	154,849
Other assets, non-current	60,119	60,730
Total assets	$4,663,797	$4,888,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,094,855	$2,317,318
Accrued expenses and other current liabilities	131,287	137,996
Operating lease liabilities	57,208	55,524
Total current liabilities	2,283,350	2,510,838
Operating lease liabilities, non-current	180,456	180,369
Other liabilities, non-current	33,436	33,261
Total liabilities	2,497,242	2,724,468

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,063,311	1,967,265
Retained earnings	103,244	196,954
Total stockholders' equity	2,166,555	2,164,219
Total liabilities and stockholders' equity	$4,663,797	$4,888,687

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES:
Net income	$31,660	$9,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,742	19,293
Stock-based compensation	110,620	113,470
Noncash lease expense	12,751	11,917
Provision for expected credit losses on accounts receivable	40	316
Other	1,125	(1,310)
Changes in operating assets and liabilities:
Accounts receivable	238,147	258,165
Prepaid expenses and other current and non-current assets	3,331	(5,481)
Accounts payable	(220,196)	(200,701)
Accrued expenses and other current and non-current liabilities	(104)	(4,309)
Operating lease liabilities	(13,644)	(13,113)
Net cash provided by operating activities	185,472	187,573
INVESTING ACTIVITIES:
Purchases of investments	(159,731)	(144,721)
Maturities of investments	147,794	126,731
Purchases of property and equipment	(7,224)	(9,156)
Capitalized software development costs	(1,958)	(1,467)
Net cash used in investing activities	(21,119)	(28,613)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(125,280)	(291,534)
Proceeds from exercise of stock options	10,804	10,365
Taxes paid related to net settlement of restricted stock awards	(26,806)	(15,595)
Net cash used in financing activities	(141,282)	(296,764)
Increase (decrease) in cash and cash equivalents	23,071	(137,804)
Cash and cash equivalents—Beginning of period	895,129	1,030,506
Cash and cash equivalents—End of period	$918,200	$892,702

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended March 31,
	2024	2023

Net income	$31,660	$9,326
Add back (deduct):
Depreciation and amortization expense	21,742	19,293
Stock-based compensation expense	110,620	113,470
Interest income, net	(16,661)	(14,423)
Provision for (benefit from) income taxes	14,373	(18,934)
Adjusted EBITDA	$161,734	$108,732

	Three Months Ended March 31,
	2024	2023
GAAP net income	$31,660	$9,326
Add back (deduct):
Stock-based compensation expense	110,620	113,470
Adjustment for income taxes	(11,412)	(8,299)
Non-GAAP net income	$130,868	$114,497

GAAP diluted earnings per share	$0.06	$0.02

GAAP weighted-average shares outstanding—diluted	498,192	499,795

Non-GAAP diluted earnings per share	$0.26	$0.23

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	498,192	499,795

Contacts
Investors
Jake Graves
Senior Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com